UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cerevel Therapeutics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 28, 2021

Dear Stockholder:

At Cerevel, we aspire to become the premier neuroscience company by unraveling the mysteries of the brain, and we appreciate your support and confidence as we take this journey together.

You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Cerevel Therapeutics Holdings, Inc. (“we,” the “Company” or “Cerevel”). The virtual-only meeting will be held on Thursday, June 10, 2021 at 9:00 a.m., Eastern Time via live webcast, providing stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to stockholders via the internet. You can access our proxy materials, register for the Annual Meeting and vote online at www.proxydocs.com/CERE. Instructions for accessing our proxy materials and voting are described below and in the accompanying Notice of Annual Meeting. The agenda for the Annual Meeting includes the election of three Class I directors for a three-year term and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. To attend the Annual Meeting or vote your shares, you will need the control number, which can be found on the Notice of Internet Availability, on your proxy card, or in the instructions accompanying your proxy materials. More details can be found in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is very important. Whether or not you plan to join the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, please carefully review the enclosed proxy statement and cast your vote as soon as possible, even if you plan to attend the Annual Meeting. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Please cast your vote by one of the available means at your earliest convenience to ensure that your vote will be received in time and counted at the Annual Meeting. Only Cerevel stockholders of record as the close of business on April 12, 2021 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

At Cerevel, we seek to transform what is possible in neuroscience, and your investment and continuing interest in our efforts are very much appreciated. We hope that you will join us virtually on June 10, 2021.

Sincerely,

/s/ N. Anthony Coles
N. Anthony Coles
Chairperson and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Time

Date	Thursday, June 10, 2021

Place	Online at www.proxydocs.com/CERE

Purpose

To elect each of N. Anthony Coles, Morris Birnbaum and Christopher Gordon as a Class I member of the board of directors, to serve until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on April 12, 2021 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CERE and provide the control number located on the Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

Voting by Proxy	If you are a stockholder of record, please vote via the internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

/s/ N. Anthony Coles
N. Anthony Coles Chairperson and Chief Executive Officer

Cambridge, Massachusetts

April 28, 2021

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2021 Annual Meeting of Stockholders to Be Held on June 10, 2021: The Notice of 2021 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are each available at www.proxydocs.com/CERE.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, except for the exhibits, will be furnished without charge to any stockholder upon written or oral request to Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, (844) 304-2048, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

CEREVEL THERAPEUTICS HOLDINGS, INC.

222 JACOBS STREET

SUITE 200

CAMBRIDGE, MASSACHUSETTS 02141

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2021

AT 9:00 AM ET

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about April 28, 2021, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report is available at www.proxydocs.com/CERE.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 28, 2021. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by email, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of Cerevel Therapeutics Holdings, Inc. is soliciting your vote for the 2021 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on April 12, 2021.

How many votes can be cast by all stockholders?

A total of 127,441,456 shares of common stock of the Company were outstanding on April 12, 2021 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. If you received the Notice of Internet Availability or a printed copy of the proxy materials, follow the instructions in the Notice of Internet Availability or on the proxy card. Votes submitted by internet must be received by 11:59 p.m. Eastern Time on June 9, 2021.

•

By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 9, 2021.

•

By Mail. If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s board of directors and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by June 9, 2021.

•

By Internet at the Annual Meeting. You may also vote in person virtually by attending the meeting through www.proxydocs.com/CERE. To attend the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/CERE and provide the control number located on your Notice of Internet Availability or proxy card.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering at www.proxydocs.com/CERE. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CERE and provide the control number located on your Notice of Internet Availability or proxy card. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. The webcast will start at 9:00 a.m. Eastern Time on June 10, 2021.

What are the Board of Directors’ recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR election of the three Class I director nominees (page 7)

Proposal 2: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm (page 41)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/CERE. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Note that under Nasdaq Capital Market, or Nasdaq, rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that the Nasdaq has determined are routine. Such firm will not have the discretion to vote your shares on proposals that the Nasdaq has determined are non-routine. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Company’s Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the

Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•	Proposal 1—Election of three Class I director nominees

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD from other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of the director and will not affect the results of the vote.

•	Proposal 2—Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 8:45 a.m. Eastern Time on June 10, 2021 and will remain available until the Annual Meeting has ended.

Implications of being an “emerging growth company” and smaller reporting company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) following the fifth anniversary of the closing of ARYA’s initial public offering; or (ii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at (844) 304-2048. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. N. Anthony Coles, Morris Birnbaum and Christopher Gordon are the directors whose terms will expire at this Annual Meeting and each of them has been nominated for and has agreed to stand for re-election to the board of directors to serve as a Class I director of the Company until the 2024 Annual Meeting and until his successor is duly elected and qualified.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the board of directors will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the Company’s By-laws, the board of directors has fixed the number of directors at eleven as of the date of the Annual Meeting. Vacancies on the board of directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

For Proposal 1, the three nominees receiving the plurality of votes properly cast will be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH DIRECTOR NOMINEE FOR CLASS I DIRECTOR:

N. ANTHONY COLES, MORRIS BIRNBAUM AND CHRISTOPHER GORDON

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTORS

The following table sets forth information concerning our directors as of March 24, 2021. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the board of directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Name	Age	Position
N. Anthony Coles, M.D.	60	Chairperson, Chief Executive Officer and Class I Director
Deborah Baron, M.B.A.	52	Class II Director
Morris Birnbaum, M.D., Ph.D.	69	Class I Director
Marijn Dekkers, Ph.D.	63	Class III Director
Doug Giordano, M.B.A.	58	Class II Director
Christopher Gordon, M.B.A.	48	Class I Director
Adam Koppel, M.D., Ph.D.	51	Class II Director
Ruth McKernan, Ph.D., CBE, FMedSci	63	Class II Director
Deval Patrick, J.D.	64	Class III Director
Norbert Riedel, Ph.D.	63	Class III Director
Gabrielle Sulzberger, J.D., M.B.A.	60	Class III Director

N. Anthony Coles, M.D. has been our Chief Executive Officer since September 2019 and has served as the Chairperson of our board of directors since December 2018. From October 2014 to September 2019, Dr. Coles co-founded and served as the chairperson and chief executive officer of Yumanity Therapeutics, Inc., where he continues to serve as executive chair. Yumanity Therapeutics is a clinical-stage biopharmaceutical company targeting neurodegenerative diseases caused by protein misfolding. From October 2013 to October 2014, Dr. Coles served as the chairperson and chief executive officer of TRATE Enterprises, LLC, a privately-held company. Previously, Dr. Coles served as president, chief executive officer and chairperson of the board of Onyx Pharmaceuticals, Inc., from 2012 until its sale to Amgen in 2013, having served as its president, chief executive officer and a member of its board of directors from 2008 until 2012. Prior to joining Onyx Pharmaceuticals, Inc., Dr. Coles was president, chief executive officer and a member of the board of directors of NPS Pharmaceuticals, Inc. Before joining NPS Pharmaceuticals, Inc. in 2005, Dr. Coles was senior vice president of commercial operations at Vertex Pharmaceuticals Inc., and earlier, held several executive positions at Bristol-Myers Squibb Company and positions of increasing responsibility at Merck & Co., Inc. In addition to having previously served as a director of Onyx and NPS, Dr. Coles was formerly a director of CRISPR Therapeutics AG, Laboratory Corporation of America Holdings and Campus Crest Communities, Inc. Dr. Coles currently serves on the board of directors of Regeneron Pharmaceuticals, Inc. Dr. Coles also currently serves on the board of directors of McKesson Corporation but will not stand for re-election at its next annual shareholders meeting in July 2021. Dr. Coles earned a B.A. at Johns Hopkins University, a medical degree from Duke University, and a master’s degree in public health from Harvard University. He completed his cardiology and internal medicine training at Massachusetts General Hospital and was a research fellow at Harvard Medical School. We believe Dr. Coles is qualified to serve on our board of directors because of his extensive executive experience in our industry and his service as our Chief Executive Officer.

Deborah Baron, M.B.A. has served as a member of our board of directors since January 2021. Ms. Baron is currently a senior vice president in Pfizer Inc.’s Worldwide Business Development Group, which she joined in 2002. In this role, Ms. Baron leads all Pfizer business development activities, covering a wide range of transaction types including venture investments, research/development/commercial collaborations, license agreements, mergers and acquisitions and divestitures. Prior to this role, Ms. Baron held positions of increasing responsibility at Pfizer, including leading business development activities in Pfizer’s Primary Care and Emerging Markets businesses. Before joining Pfizer in 2002, Ms. Baron was an associate principal at McKinsey & Co, a management consulting firm, and was previously a manufacturing engineer at The Stanley Works, now Stanley Black & Decker, Inc., a manufacturer of industrial tools and household hardware and provider of security products. Ms. Baron received her B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology. We believe Ms. Baron is qualified to serve on our board of directors because of her extensive executive experience in our industry.

Morris Birnbaum, M.D., Ph.D. has served as a member of our board of directors since September 2018. Since 2017, Dr. Birnbaum has served as the senior vice president and chief scientific officer of internal medicine at Pfizer Inc., where he previously served as senior vice president and chief scientific officer of CVMET from 2014 to 2017. Previously, Dr. Birnbaum served as a professor of medicine at the University of Pennsylvania from December 1994 to June 2014. Dr. Birnbaum was elected to membership in the American Society for Clinical Investigation and Association of American Physicians and is a fellow of the American Association for the Advancement of Science. Dr. Birnbaum completed his undergraduate, graduate and medical training at Brown University. He carried out clinical training in internal medicine at Barnes Hospital of Washington University School of Medicine and then performed postdoctoral studies at the University of California, San Francisco and Sloan-Kettering Cancer Institute. We believe Dr. Birnbaum is qualified to serve on our board of directors because of his scientific and industry experience in our field.

Marijn Dekkers, Ph.D. has served as a member of our board of directors since September 2018. Since May 2017, Dr. Dekkers has served as a founder and the chairman of Novalis LifeSciences LLC, an investment and advisory firm for the life science industry. From October 2010 to April 2016, Dr. Dekkers served as chief executive officer of Bayer AG in Leverkusen, Germany, and from 2002 to 2009, he was chief executive officer of Thermo Fisher Scientific. Dr. Dekkers currently serves on the board of directors of the Foundation for the National Institutes of Health, Georgetown University, Quanterix Corporation and Ginkgo Bioworks and previously served on the board of directors of Unilever, General Electric and Biogen. Dr. Dekkers received his Ph.D. and M.S. in chemical engineering from the University of Eindhoven and his bachelor’s degree in chemistry from the Radboud University, both in the Netherlands. We believe Dr. Dekkers is qualified to serve on our board of directors because of his extensive executive experience in our industry.

Doug Giordano, M.B.A. has served as a member of our board of directors since September 2018. Mr. Giordano formerly served as a senior vice president in Pfizer Inc.’s Worldwide Business Development Group, which he joined in 2007. Previously, Mr. Giordano held positions of increasing responsibility within Pfizer’s U.S. Pharmaceuticals commercial strategy and business development team. Before his U.S. pharmaceuticals operating role, Mr. Giordano worked in a mergers and acquisitions role within Pfizer’s Medical Technology Group. Prior to his role with the Medical Technology Group, Mr. Giordano held positions within Pfizer’s U.S. Pharmaceutical Group in finance and global manufacturing. Prior to joining Pfizer, Mr. Giordano was a consultant at Booz, Allen & Hamilton. From April 2017 to March 2019, Mr. Giordano served on the board of directors of ICU Medical, Inc. He also previously served on the board of directors of ViiV Healthcare Limited from 2012 to 2019. Mr. Giordano earned a bachelor’s degree in biomedical engineering from Duke University and an M.B.A. from Cornell University’s Johnson School of Business. We believe Mr. Giordano is qualified to serve on our board of directors because of his industry experience in our field.

Christopher Gordon, M.B.A. has served as a member of our board of directors since September 2018. Mr. Gordon is a managing director at Bain Capital. He joined the firm in 1997 and has significant experience in private equity investing, with a specialized focus in the healthcare sector. He currently co-leads Bain Capital’s North American Private Equity business and leads Bain Capital’s North American healthcare team. Mr. Gordon is also a member of the investment committee for Bain Capital Life Sciences. Prior to joining Bain Capital, he was a consultant at Bain & Company. Mr. Gordon has been actively involved in and served on the Board of Directors of a wide spectrum of prominent healthcare companies in which Bain Capital has made investments. These include HCA Inc., Quintiles Transnational Corporation, Grupo Notre Dame Intermedica, Air Medical Group Holdings Inc., Acadia Healthcare Company Inc., Beacon Health Options, Physio Control Inc., QuVa Pharmaceuticals, Waystar Inc., Aveanna Healthcare Holdings, Inc. and Surgery Partners, Inc. He is also a founding director of the Healthcare Private Equity Association. Mr. Gordon volunteers his time and support to a variety of charitable organizations and currently serves on the board of directors of Tenacity, Boston Medical Center Health Plan and Dana Farber Cancer Institute Board of Trustees. Mr. Gordon received a bachelor’s degree in economics from Harvard College, graduating magna cum laude, and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe Mr. Gordon is qualified to serve on our board of directors because of his experience as a director and public equity and growth private equity investor in pharmaceutical companies.

Adam Koppel, M.D., Ph.D. has served as a member of our board of directors since September 2018. Dr. Koppel is managing director of Bain Capital Life Sciences. He initially joined Bain Capital Public Equity in 2003, where he was a leader within the healthcare sector until 2014. From 2014 to 2016, Dr. Koppel was executive vice president of corporate development and chief strategy officer at Biogen, Inc. Prior to joining Bain Capital Public Equity in 2003, Dr. Koppel was an associate principal at McKinsey & Co in New Jersey where he served a variety of healthcare companies. Dr. Koppel sits on the board of directors of BCLS Acquisition Corp., Solid Biosciences, Inc., Dicerna Pharmaceuticals, Inc., Aptinyx Inc. and Foghorn Therapeutics, Inc. Dr. Koppel previously served on the board of directors of Trevena, Inc., PTC Therapeutics, Inc. and Viacyte, Inc. Dr. Koppel graduated magna cum laude from Harvard University with a bachelor’s and master’s degrees in history and science. He received an M.D. and Ph.D. in neuroscience from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. We believe Dr. Koppel is qualified to serve on our board of directors because of his background as an executive officer, director and public equity and growth private equity investor in pharmaceutical companies, as well as his scientific and medical background.

Ruth McKernan, Ph.D., CBE, FMedSci has served as a member of our board of directors since December 2020. Dr. McKernan has served as a venture partner at SV Health Investors, LLP, a global investment firm focused on the healthcare industry, since 2018. Previously, from 2015 to 2018, Dr. McKernan served as chief executive officer of Innovate UK, a non-departmental public body funded by a grant-in-aid from the UK government. From 2005 to 2015, Dr. McKernan held various roles of increasing responsibility at Pfizer Inc., a global pharmaceutical company, most recently as chief scientific officer. Prior to joining Pfizer, she served in multiple senior positions over 18 years at Merck & Co., a publicly traded pharmaceutical company. Dr. McKernan currently serves as chair of the board of directors of AstronauTx Ltd. and BioIndustry Association, a trade association for innovative life sciences in the UK, and as a trustee of Alzheimer’s Research UK, and is a member of Cancer Research UK. Dr. McKernan earned her B.S. in Pharmacology and Biochemistry from King’s College London, where she also obtained her Ph.D. in Neuroscience from the Institute of Psychiatry, Psychology and Neuroscience. Dr. McKernan was conferred with Honorary D.Sc. degrees from the University of Bradford and the University of Coventry. We believe Dr. McKernan is qualified to serve on our board of directors because of her scientific and industry experience in our field.

Deval Patrick, J.D. has served as a member of our board of directors since January 2021. Mr. Patrick is currently senior advisor to Bain Capital and co-chair of American Bridge 21st Century, a political action committee that supports progressive politics and grassroots groups. From April 2015 to December 2019, Mr. Patrick served as a managing director of Bain Capital, where he founded and led a growth equity fund focused on delivering competitive financial returns and positive social impact. Previously, from January 2007 to January 2015, Mr. Patrick served as governor of Massachusetts. Prior to his tenure in government, Mr. Patrick served as the executive vice president and general counsel at The Coca-Cola Company; as vice president and general counsel at Texaco Inc.; and as a partner in two Boston law firms. From 1994 to 1997, Mr. Patrick served as the Assistant Attorney General of the United States for Civil Rights in the Department of Justice. Since 2015, Mr. Patrick has served on the boards of directors of Global Blood Therapeutics, Inc., where he is a member of its audit and nominating and corporate governance committees, and of American Well Corporation, where he is a member of its audit committee. Mr. Patrick also currently serves on the boards of directors of Twilio Inc., where he is a member of its compensation committee, and a number of private companies. Mr. Patrick is a Rockefeller Fellow, a Crown Fellow of the Aspen Institute, and the author of two books. Mr. Patrick received a B.A. from Harvard College and a J.D. from Harvard Law School. We believe Mr. Patrick is qualified to serve on our board of directors because of his extensive public and private sector leadership experience and business management.

Norbert G. Riedel, Ph.D., has served as a member of our board of directors since December 2018. Since September 2015, Dr. Riedel has served as the chief executive officer of Aptinyx Inc., a biopharmaceutical company, where he also serves as a member of the board of directors and previously served as president from September 2015 to December 2020. Dr. Riedel previously served as chief executive officer and president of Naurex Inc., the predecessor to Aptinyx Inc., from January 2014 to August 2015. From 2001 to January 2013, he served as corporate vice president and chief scientific officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as president and general manager of the recombinant therapeutic proteins business unit and vice president of research and development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel also serves on the board of directors of Jazz Pharmaceuticals plc, Eton Pharmaceuticals, Inc. and the Illinois Biotechnology Innovation Organization and is also a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel previously served as an associate professor of medicine at Boston University School of Medicine and a visiting associate professor at the Massachusetts Institute of Technology. Dr. Riedel holds a diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt. We believe Dr. Riedel is qualified to serve on our board of directors because of his significant scientific, drug discovery and development and commercial expertise with over 20 years of experience in the biotechnology and pharmaceutical industries.

Gabrielle Sulzberger, J.D., M.B.A. has served as a member of our board of directors since June 2019. Ms. Sulzberger currently serves as a strategic advisor to Two Sigma Impact and previously served as a partner at Fontis Partners, a private equity fund. Ms. Sulzberger also currently serves as the chairperson of the board of True Food Kitchen, as a member of the board of directors of Eli Lilly and Company, Mastercard, Acorns Financial and Brixmor Property Group and as a board trustee of the Ford Foundation. Previously, Ms. Sulzberger served as the chairperson of the board of directors of Whole Foods Market and as a member of the board of directors of Teva Pharmaceuticals and Stage Stores. Ms. Sulzberger earned a bachelor’s degree from Princeton University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. We believe Ms. Sulzberger is qualified to serve on our board of directors because of her experience as a private equity investor as well as her experience as a director of a range of businesses and industries.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 24, 2021:

Name	Age	Position
N. Anthony Coles, M.D.(1)	60	Chairperson, Chief Executive Officer and Class I Director
Mark Bodenrader	48	Chief Accounting Officer
Kenneth DiPietro	62	Chief Human Resources Officer
John Renger, Ph.D.	52	Chief Scientific Officer
Raymond Sanchez, M.D.	60	Chief Medical Officer
Kathleen Tregoning, M.A.	50	Chief Corporate Affairs Officer
Kathy Yi, M.B.A.	49	Chief Financial Officer

(1)	Dr. Coles is also a director of the Company and his biographical information appears on page 8.

Executive Officers

Mark Bodenrader has served as our Vice President of Finance and Chief Accounting Officer since September 2019. Previously, from February 2007 to September 2019, Mr. Bodenrader held various roles of increasing responsibility at Biogen Inc., a publicly traded biotechnology company, most recently as corporate controller. Previously, he was head of internal audit at Heritage Property Investment Trust. From 2003 to 2004, Mr. Bodenrader served as manager, assurance and business advisory services at Grant Thornton LLP, after serving as assistant controller at Cabot Industrial Trust from 1998 to 2002. Mr. Bodenrader began his career in public accounting at Arthur Andersen, LLP. Mr. Bodenrader earned a B.S. in Finance and Accounting from Merrimack College, and is a Certified Public Accountant.

Kenneth DiPietro has served as our Chief Human Resources Officer since April 2019. Previously, Mr. DiPietro worked as the chief talent officer for Oak Hill Capital Partners from February 2018 to October 2018 and was also a senior advisor to several Polaris Ventures portfolio companies beginning in August 2017. Previously, he was a director at InVivo Therapeutics Holdings Corp. after serving as executive vice president of human resources at Biogen Inc. from February 2012 to September 2017. Earlier in his career, Mr. DiPietro held senior human resources roles with Lenovo Group Limited, Microsoft Corporation, and Dell Technologies. Mr. DiPietro also served in a range of human resource and general management positions over 19 years at PepsiCo. Mr. DiPietro earned a B.S. in Industrial and Labor Relations from Cornell University. He sits on the Dean’s Advisory Board at Cornell, the Peer Roundtable, the Boston Posse Advisory Board and advises a small number of technology startups focused on human resource management.

John Renger, Ph.D. has served as our Chief Scientific Officer since May 2019. Previously, Dr. Renger served as vice president of research and development and regulatory affairs at Imbrium Therapeutics L.P. from April 2018 to April 2019 and as head of clinical research and translational medicine at Purdue Pharma L.P. from August 2016 to April 2018. Previously, Dr. Renger held roles of increasing responsibility at Merck & Co. between October 2001 and August 2016, most recently serving as associate vice president. Dr. Renger was a postdoctoral fellow at the Massachusetts Institute of Technology Center for Learning and Memory and previously worked at the RIKEN Brain Science Institute in Japan. Dr. Renger earned his Ph.D. in biological sciences with a focus on neurogenetics at the University of Iowa where he also completed his B.S. in biology.

Raymond Sanchez, M.D., has served as our Chief Medical Officer since January 2019. Previously, from November 2007 to January 2019, Dr. Sanchez held various roles of increasing responsibility at Otsuka Pharmaceutical Development and Commercialization, Inc., most recently as senior vice president, global clinical development. From June 2018 to January 2019, Dr. Sanchez served as the chief medical officer of Avanir Pharmaceuticals. Dr. Sanchez is currently the executive co-chair of the International Society for CNS Drug

Development and trustee, member of the board of directors for the Connecticut Mental Health Center Foundation, Yale School of Medicine, as well as several other not-for-profit organizations. Dr. Sanchez received a bachelor’s degree from the Weinberg College of Arts and Sciences at Northwestern University and a medical degree from the Feinberg School of Medicine at Northwestern. He completed his residency training and fellowship in psychiatry at the Yale University Medical School, where he was also appointed as an instructor.

Kathleen Tregoning, M.A. has served as our Chief Corporate Affairs Officer since July 2020. Previously, from February 2017 to March 2020, Ms. Tregoning served as executive vice president for External Affairs at Sanofi S.A., a French multinational pharmaceutical company, where she was responsible for leading an integrated organization that brought together market access, communications, public policy, government affairs, patient advocacy and corporate social responsibility. Prior to joining Sanofi, Ms. Tregoning spent more than a decade at Biogen Inc., a multinational biotechnology company, first as vice president, Public Policy & Government Affairs, from 2006 to 2015, and then as senior vice president, Corporate Affairs, from December 2015 to February 2017. Previously, Ms. Tregoning served as a professional staff member in the United States Congress, where she held health policy roles with the Senate Budget Committee, the House Energy & Commerce Committee, and the House Ways & Means Committee. Ms. Tregoning began her career with Andersen Consulting, where she developed business strategies and processes for clients in a range of industries, and later served as an Assistant Deputy Mayor for Policy & Budget in the office of the Mayor of Los Angeles. Ms. Tregoning graduated from Stanford University with a B.A. in International Relations and holds an M.A. in Public Policy from the Kennedy School of Government at Harvard University.

Kathy Yi, M.B.A. has served as our Chief Financial Officer since June 2019. Ms. Yi has over 18 years of experience in corporate finance, including financial analysis in support of M&A transactions, licensing and other business development activities. Previously, Ms. Yi served as executive vice president, chief financial officer and secretary of Sangamo Therapeutics, Inc., from February 2017 to June 2019. Prior to Sangamo Therapeutics, Ms. Yi was head of finance at Novartis Pharmaceutical Corporation from February 2014 to February 2017. From 2007 to 2014, Ms. Yi held various financial management positions of increasing seniority at Life Technologies Corp., a biotech company that was acquired by Thermo Fisher Scientific in 2014, including finance leader, corporate FP&A from 2012 to 2014, director of finance, M&A/corporate development from 2010 to 2012 and director of finance, global manufacturing operations from 2007 to 2010. From 2001 to 2007, Ms. Yi held increasing roles of responsibilities in corporate finance at Intel Corporation. Ms. Yi earned her B.S. in Chemical Engineering from the University of California at Berkeley and an M.B.A. from Columbia Business School.

CORPORATE GOVERNANCE

Board Composition

We currently have eleven directors and the terms of office of the directors are divided into three classes:

•	Class I, whose term will expire at the annual meeting of stockholders to be held in 2021;

•	Class II, whose term will expire at the annual meeting of stockholders to be held in 2022; and

•	Class III, whose term will expire at the annual meeting of stockholders to be held in 2023.

Class I consists of N. Anthony Coles, M.D., Morris Birnbaum, M.D., Ph.D. and Christopher Gordon, M.B.A., Class II consists of Deborah Baron, M.B.A., Doug Giordano, M.B.A., Adam Koppel, M.D., Ph.D. and Ruth McKernan, Ph.D., CBE, FMedSci, and Class III consists of Marijn Dekkers, Ph.D., Deval Patrick, J.D., Norbert Riedel, Ph.D. and Gabrielle Sulzberger, J.D., M.B.A. At each annual meeting of stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. A resolution of the board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Director Independence

The Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of us or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. Our board of directors has determined that each individual who serves on our board of directors, other than Dr. Coles, qualifies as an independent director under Nasdaq listing standards.

Board Meetings and Attendance

Our board of directors held eight meetings during the fiscal year ended December 31, 2020. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and a science and technology committee. Each committee operates pursuant to a written charter. In addition, each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. Copies of each committee’s charter are posted on our website at www.cerevel.com under the “Investors & Media” section. The information contained on or that can be accessed through our website is not incorporated by reference into this proxy statement, and you should not consider such information to be part of this proxy statement.

Audit Committee

The members of our audit committee are Ms. Sulzberger, Mr. Giordano and Dr. Riedel, and Ms. Sulzberger serves as the chairperson of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, the audit committee is required to have at least three members. The Nasdaq listing rules and Rule 10A-3 of the Exchange Act also require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes, and each member of our audit committee qualifies as an independent director for audit committee purposes under applicable rules. Each of Ms. Sulzberger, Mr. Giordano and Dr. Riedel is financially literate and each of Ms. Sulzberger, Mr. Giordano and Dr. Riedel qualifies as an “audit committee financial expert” as defined in applicable SEC rules. During the fiscal year ended December 31, 2020, the audit committee met 10 times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, retaining and terminating and determining the compensation of, and assessing the independence of, our independent auditors;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent auditors;

•	reviewing the overall audit plan with our independent auditors and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the audit committee’s review and discussions with management and our independent auditors whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the quality and integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	discussing earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

Compensation Committee

The members of our compensation committee are Dr. Dekkers, Dr. Koppel and Mr. Patrick, all of whom are independent directors, and Dr. Dekkers serves as the chairperson of the compensation committee. During the fiscal year ended December 31, 2020, the compensation committee met 10 times. The compensation committee’s responsibilities include:

•	periodically reviewing and approving the Company’s compensation philosophy and policies;

•	reviewing and approving the goals and objectives relevant to the incentive compensation of our Chief Executive Officer and the Company’s other executive officers;

•	annually reviewing and approving the compensation of the CEO and the Company’s other executive officers;

•	reviewing, approving and administering the cash incentive plans offered by the Company to its executive officers, including its Chief Executive Officer;

•	approving stock option and other stock awards for all of the Company’s employees;

•

overseeing and administering the Company’s equity-based plans and making recommendations to the board of directors about amendments to existing equity-based plans or the adoption of any new equity-based plans;

•	periodically reviewing and recommending to the board of directors the compensation for non-employee members of the board of directors;

•	reviewing the compensation discussion and analysis, if and when required, to be included in the annual proxy statement; and

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

Historically, our compensation committee has made most of the significant determinations of annual compensation, determined bonus and equity awards, and established new performance objectives. However, our compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic compensation issues, such as the effectiveness of the Company’s overall compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our compensation committee. In 2020, the compensation committee also retained the services of an independent compensation consultant and considered its input on certain compensation matters as the compensation committee deemed appropriate. The compensation committee may delegate its authority to grant certain equity awards to one or more employees of the Company, and in 2020 it has delegated such authority to our Chief Executive Officer, Chief Human Resources Officer and to certain other human resources employees.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Gordon, Ms. Baron, Ms. Sulzberger and Mr. Giordano, all of whom are independent directors, and Mr. Gordon serves as the chairperson of the nominating and corporate governance committee. During fiscal year ended December 31, 2020, the nominating and corporate governance committee met one time. The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for recommending, identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	recommending to the board of directors, and annually reassessing, criteria for board and committee membership;

•	reviewing and identifying individuals proposed to become members of the board of directors or the board’s committees based on the criteria approved by the board of directors and all facts and circumstances that it deems appropriate, including, among other things, the skills of the proposed candidate, relevant business experience or other background characteristics, independence determination and the needs of the board;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a set of corporate governance guidelines;

•	overseeing the evaluation of our board of directors and management; and

•	exercising oversight over succession planning of the board of directors.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Science and Technology Committee

The members of our science and technology committee are Dr. Riedel, Dr. Birnbaum, Dr. Koppel and Dr. McKernan, and Dr. Riedel serves as the chairperson of the science and technology committee. During fiscal year ended December 31, 2020, the science and technology committee met four times. The science and technology committee’s responsibilities include:

•

reviewing, evaluating and advising the board of directors and management regarding the Company’s scientific direction and progress in achieving its short-term and long-term strategic R&D goals and objectives;

•	reviewing and making recommendations to the board of directors on the Company’s internal and external investments and technology platforms for development;

•

reviewing, evaluating and advising the board of directors regarding the quality, direction, strategy and competitiveness of the Company’s R&D programs and pipeline, including any new potential therapeutic area opportunities;

•	identifying and discussing new and emerging trends in pharmaceutical and biotechnological science, technology and regulation; and

•	reviewing and reporting to the board of directors regarding the Company’s compliance with the terms of its license agreement with Pfizer Inc. and the development of assets related thereto.

Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, our nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for appointment or election to the board of directors.

Minimum Qualifications and Board Diversity

Our nominating and corporate governance committee will consider, among other things, the following minimum qualifications, skills and attributes when recommending candidates for the board’s selection as director nominees for the board and as candidates for appointment to the board’s committees: a nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; a nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition; a nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards; a nominee shall have sufficient time and availability to devote to our affairs, particularly in light of the number of boards of directors on which such nominee may serve; and, to the extent a nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In evaluating prospective director candidates, our nominating and corporate governance committee will also consider all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including, but not limited to, race, gender, national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the board of directors. We are proud to have a board of directors that, as of the date of this proxy statement, is self-reportedly approximately 27% women and approximately 27% racial minorities. While we have no formal policy regarding board diversity, we believe that the varied perspectives and experiences resulting from having a diverse board of directors enhances the quality of our decision-making. We also believe diversity can help the board identify and respond more effectively to the needs of patients, stockholders, employees and other stakeholders.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The policy adopted by the nominating and corporate governance committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

Non-Employee Director Meetings

In addition to the meetings of the committees of the board of directors described above, in connection with board of directors’ meetings, the non-employee directors met eight times in executive session during the fiscal year ended December 31, 2020.

Communication with the Board

Any interested party with concerns about the Company may report such concerns to the board of directors or the Chairperson of our board of directors or nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-employee directors or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our company’s policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our company.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on our website at www.cerevel.com under the “Investors & Media” section.

We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings. The information on our website is not intended to form a part of or be incorporated by reference into this proxy statement.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Overview

Our approach to executive compensation directly supports the talent strategy we have employed to develop and grow a new organization that has experienced and will continue to experience significant growth in a short time period. With a pipeline of 11 small molecule programs, which includes five clinical-stage product candidates and seven clinical trials underway or expected to start by the end of 2021 and up to eight clinical data readouts expected by the end of 2023, we believe our portfolio of product candidates is larger and more complex than that of most other development-stage biopharmaceutical companies, necessitating an elevated talent strategy and an executive compensation philosophy that will support our aspirations to maximize these opportunities for our stakeholders.

We have built a highly experienced team of senior leaders and neuroscience drug developers who combine a nimble, results-driven biotech mindset with the proven expertise of large pharmaceutical company drug discovery and development. Our people will be what differentiates us from our competitors through building deep and innovative capabilities and expertise. Constructing a leadership team to provide structure and direction will require retaining talent with proven leadership and results, extensive technical expertise, aggressive organizational expansion experience and the vision to take us to new heights. Attracting, recruiting and hiring talent who have the requisite skill set, background and track record to lead and manage a portfolio of our scale with the dexterity to operate in a start-up environment is a challenge.

Our named executive officers are identified in the 2020 summary compensation table below. Their compensation primarily consists of (1) base salary, (2) annual performance-based cash bonus plan awards and (3) equity incentive awards. Our named executive officers are also eligible to participate in the same retirement and health and welfare benefit plans as our other full-time employees.

Our compensation committee will continue to annually review and assess our compensation programs to ensure they align with our compensation philosophy and guiding principles. Our compensation committee will continue to engage a seasoned compensation consultant to provide tailored market guidance and best practices.

Our named executive officers for 2020 are:

•	N. Anthony Coles, M.D., our Chairperson and Chief Executive Officer;

•	John Renger, Ph.D., our Chief Scientific Officer;

•	Kathleen Tregoning, M.A., our Chief Corporate Affairs Officer; and

•	Bryan Phillips, J.D., our former Chief Legal Officer

Our compensation philosophy is in part focused on assembling an experienced research and development team with a differentiated understanding of the complex neurocircuitry, receptor pharmacology and genetics that underlie neuroscience diseases to develop small molecules with target receptor selectivity and indication-appropriate pharmacology, which we believe are key to enhancing activity and improving tolerability in the treatment of these diseases. In 2020, Ms. Tregoning and Mr. Phillips joined us and received new hire equity grants that were intended to entice them to join Cerevel and/or leave respective prior employers and cover any pay forfeitures they experienced. These new hire equity grants caused their compensation, as calculated in accordance with SEC rules, to exceed the typical levels expected for their respective roles. For those reasons, Ms. Tregoning and Mr. Phillips are named executive officers for 2020. Other of our executive offers received their new hire equity grants in prior years and therefore, in accordance with SEC rules, these new hire equity grants were not factored into the determination of our 2020 named executive officers.

2020 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to our named executive officers for services rendered to us in all capacities in 2020.

		Salary	Bonus	Option Awards	Non-Equity Incentive Compensation		All Other Compensation		Total
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(4)		($)		($)
N. Anthony Coles M.D. Chairperson and Chief Executive Officer(1)	2020	600,000	—	1,499,999	444,000		198,000	(5)	2,741,999
	2019	398,630	—	9,817,097	229,212		291,000	(6)	10,735,939

John Renger, Ph.D. Chief Scientific Officer	2020	450,000	—	900,000	266,400		228,675	(7)	1,845,075
	2019	330,411	130,000	1,489,792	151,989		26,716	(8)	2,128,908

Kathleen Tregoning, M.A. Chief Corporate Affairs Officer	2020	193,205	100,000	3,322,419	114,378	(9)	—		3,730,002

Bryan Phillips, J.D. Former Chief Legal Officer(10)	2020	410,000	—	2,543,628	242,720		239,600	(11)	3,435,948

(1)	In addition to serving as our Chief Executive Officer, Dr. Coles serves as our Chairperson but receives no additional compensation for his service in this role.
(2)

The amounts reflect signing bonuses paid to the applicable named executive officer at his or her time of hire. All other cash bonuses, which were based upon the achievement of performance goals under our annual performance-based cash bonus plan, are disclosed under the “Non-Equity Incentive Compensation” column.

(3)

The amounts reflect the aggregate grant date fair value of stock option awards granted in 2020 and 2019, as computed in accordance with ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 12, Equity-Based Compensation, to our consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(4)	The amounts reported reflect the annual performance-based cash bonus plan amounts awarded to our named executive officers for their service. See “—Annual Performance-Based Cash Bonus” below.
(5)	The amount reported for Dr. Coles represents $198,000 for Dr. Coles’ housing allowances.
(6)	The amount reported for Dr. Coles represents $216,000 for Dr. Coles’ housing allowances and $75,000 for legal fees he incurred in connection with the negotiation of his compensatory agreements.
(7)

The amount reported for Dr. Renger represents $150,000 for Dr. Renger’s relocation reimbursement, $17,100 for matching contributions under our 401(k) plan and $61,575 for tax-gross ups for relocation reimbursements.

(8)

The amount reported for Dr. Renger represents $12,000 for living expense reimbursement, $7,875 for matching contributions under our 401(k) plan, $4,590 for legal fees he incurred in connection with the negotiation of his compensatory agreements and $2,251 for tax-gross ups for living expense reimbursement.

(9)	Ms. Tregoning’s annual performance-based cash bonus plan award was prorated based on the number of days she was in active service during fiscal year 2020.
(10)	Mr. Phillips resigned as Chief Legal Officer, effective on December 18, 2020, and provided transitional services through January 8, 2021.

(11)

The amount reported for Mr. Phillips represents $203,133 for relocation reimbursement ($125,000 of which was repaid in connection with Mr. Phillips’ resignation), $134,899 for tax-gross ups for relocation, $17,100 for matching contributions made by us under our 401(k) plan and $9,468 for legal fees he incurred in connection with the negotiation of his compensatory agreements.

Narrative Disclosure to the Summary Compensation Table

2020 Base Salaries

The employment agreement with each named executive officer, described below, establishes a base salary, which is subject to discretionary increases that factors into consideration market competitiveness, his or her skill set, experience, performance, role and responsibilities and budget. As of December 31, 2020, the base salaries for Drs. Coles and Renger, Ms. Tregoning and Mr. Phillips were $600,000, $450,000, $410,000 and $410,000 respectively.

Annual Performance-Based Cash Bonus

Our annual performance-based cash bonus plan is designed to align, motivate and reward our executive team for strong company performance based on the attainment of certain pre-identified short-term business priorities. During the fiscal year ended December 31, 2020, the target annual bonuses for Drs. Coles and Renger, Ms. Tregoning and Mr. Phillips were equal to 50%, 40%, 40% and 40%, respectively, of their respective annual base salaries. Early in 2020, our board of directors determined a number of company performance goals for fiscal 2020 pertaining to (i) research and development progress of certain clinical assets, (ii) finance and (iii) people and culture, with a pre-determined assigned weight of 50%, 40% and 10%, respectively.

In 2021, our board of directors evaluated our 2020 performance against these earlier established performance goals. For research and development, we achieved 146% of target, and, for each of finance and people and culture, we achieved 150% of target. The overall result was an aggregate achievement of 148%, or the Company Multiplier. Each named executive officer’s target bonus (prorated, if applicable) was then multiplied by such Company Multiplier to determine his or her bonus payment for 2020. The amounts earned under our annual performance-based cash bonus plan with respect to the fiscal year ended December 31, 2020 are reported under the “Non-Equity Incentive Compensation” column in the 2020 Summary Compensation Table above.

Equity Incentive Compensation

In order to appropriately balance the achievement of short-term results through our annual performance-based cash bonus plan, we also grant stock options to our executives to emphasize the importance of long-term value creation by aligning the long-term interests of our executives with that of our stakeholders. These stock options only increase in value when our enterprise value increases. The outstanding option awards generally vest over four years, with 25% vesting on the first anniversary of the vesting start date of each grant and in 36 equal monthly installments thereafter, generally subject to continued service. The stock options awarded to the named executive officers during the fiscal year ended December 31, 2020 are reflected in the Outstanding Equity Awards Table below.

Employment Agreements with Our Named Executive Officers

We are party to employment agreements with each of our named executive officers. The material terms of these agreements with each named executive officer are described below.

N. Anthony Coles, M.D. On November 23, 2018, we entered into an employment agreement with Dr. Coles for the position of Executive Chairperson, Chairperson of our board of directors and his future appointment to Chief Executive Officer. In accordance with his employment agreement, as amended, on November 27, 2018, Dr. Coles was appointed to the position of Executive Chairperson and Chairperson of our board of directors with a base salary of $300,000. Dr. Coles’ agreement also provided for him to become Chief Executive Officer no later than March 31, 2019; however, his agreement was subsequently amended to provide for his appointment to be effective as of September 3, 2019. In connection with taking on the Chief Executive Officer role, Dr. Coles’ base salary increased to $600,000. Under his employment agreement, Dr. Coles is eligible to earn an annual target bonus equal to 50% of his base salary. His salary is subject to increase from time to time by our board of directors within its discretion. Dr. Coles was promised an equity award of stock options, a portion of which was contingent upon him becoming Chief Executive Officer no later than March 31, 2019, which deadline was extended by subsequent amendments to September 4, 2019. Dr. Coles’ employment agreement provides that his stock option awards that are subject to time-based vesting and outstanding as of the date of a sale event (as defined in his employment agreement) will be accelerated and vest in connection with such sale event if (i) he is in continuous service through the date of such sale event or (ii) within the 12 month period following a sale event his employment is (A) terminated by us without cause (as defined in, and modified for severance purposes, in his employment agreement) or (B) he resigns for good reason (as defined in his employment agreement). Dr. Coles is also eligible to receive reimbursement of up to $18,000 per month in reasonable living and commuting expenses and applicable taxes, through November 28, 2020, subject to repayment of up to 50% of such amounts if Dr. Coles’ employment is terminated by us for cause or he resigns without good reason within twenty-four (24) months of the effective date of his employment agreement. Dr. Coles’ agreement provided for the reimbursement by us of up to $75,000 of legal fees incurred in connection with the negotiation of his employment agreement and related agreements. Dr. Coles is eligible to participate in the employee benefit plans generally available to all our full-time employees, subject to the terms of those plans.

Dr. Coles’ employment has no specified term but can be terminated at will by either party. If Dr. Coles’ employment is terminated by us without cause or by him for good reason, Dr. Coles will be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twenty-four (24) months of salary continuation, (ii) a prorated amount of his target bonus, (iii) acceleration of an additional twelve (12) months of vesting for his stock options and any other stock awards granted to him under our equity incentive plan and (iv) up to twenty-four (24) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation. In the event his employment is terminated within twelve (12) months following a sale event (as defined in the agreement), in addition to the accelerated vesting of his stock option award and any other time-based equity awards described above, subject to certain limitations, he will be entitled to receive (i) twenty-four (24) months of salary plus two times (2x) his target bonus payable in a lump sum, and (ii) up to eighteen (18) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

John Renger, Ph.D. On March 16, 2019, we entered into an employment agreement with Dr. Renger for the position of Chief Scientific Officer effective as of April 8, 2019. Pursuant to his employment agreement, Dr. Renger is entitled to a base salary of $450,000 and an annual target bonus equal to 40% of his annual base salary. His salary is subject to increase from time to time by our board of directors in its discretion. Dr. Renger is eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans. The employment agreement also provided for a $130,000 signing bonus, relocation expenses up to $150,000 (grossed up for any taxes imposed on the amounts reimbursed) and up to $3,000 monthly for living expenses for the first four (4) months of his employment. Under his employment agreement, Dr. Renger was also promised an equity award of stock options subject to the terms of an award agreement and our equity incentive plan.

Dr. Renger’s employment has no specified term but can be terminated at will by either party. If Dr. Renger’s employment is terminated by us without cause, or if Dr. Renger terminates his employment for good reason (as such terms are defined in his employment agreement), Dr. Renger will be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twelve (12) months of salary continuation, (ii) a prorated amount of his target annual bonus for the year of such termination based on the number of days of Dr. Renger’s service during the year his employment is terminated and (iii) up to twelve (12) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

Kathleen Tregoning, M.A. On July 7, 2020, we entered into an employment agreement with Ms. Tregoning for the position of Chief Corporate Affairs Officer effective as of July 13, 2020. Pursuant to her employment agreement, Ms. Tregoning is entitled to a base salary of $410,000 and an annual target bonus equal to 40% of her annual base salary (for 2020 only, the annual bonus is subject to proration based on the number of days she was in active service during fiscal year 2020). Her salary is subject to increase from time to time by our board of directors in its discretion. Ms. Tregoning is eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans. The employment agreement also provided for a $100,000 signing bonus, a promised equity award of stock options subject to the terms of an award agreement and our equity incentive plan and eligibility to participate in a co-invest program for other similarly situated executives.

Ms. Tregoning’s employment has no specified term but can be terminated at will by either party. If Ms. Tregoning’s employment is terminated by us without cause, or if Ms. Tregoning terminates her employment for good reason (as such terms are defined in her employment agreement), Ms. Tregoning will be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twelve (12) months of salary continuation, (ii) a prorated amount of her target annual bonus for the year of such termination based on the number of days of Ms. Tregoning’s service during the year her employment is terminated and (iii) up to twelve (12) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

Bryan Phillips, J.D. On November 8, 2019, we entered into an employment agreement with Mr. Phillips for the position of Chief Legal Officer effective as of December 2, 2019. Pursuant to his employment agreement, Mr. Phillips was entitled to a base salary of $410,000 and an annual target bonus equal to 40% of his annual base salary. His salary was subject to increase from time to time by our board of directors in its discretion. Mr. Phillips was eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans. The employment agreement also provided for a $170,000 signing bonus, $200,000 in relocation and commuting expenses (grossed up for any taxes imposed on the amounts reimbursed). Under his employment agreement, Mr. Phillips was also promised an equity award of stock options subject to the terms of an award agreement and our equity incentive plan and eligibility to participate in a co-invest program for other similarly situated executives.

Mr. Phillips’s employment had no specified term but could be terminated at will by either party. If Mr. Phillips’s employment was terminated by us without cause, or if Mr. Phillips terminated his employment for good reason (as such terms are defined in his employment agreement), Mr. Phillips would be entitled to certain payments and benefits in addition to accrued obligations. These payments and benefits include (i) twelve (12) months of salary continuation, (ii) a prorated amount of his target annual bonus for the year of such termination based on the number of days of Mr. Phillip’s service during the year his employment is terminated and (iii) up to twelve (12) months (dependent on COBRA eligibility for such period) of company-sponsored benefits continuation.

As described above, Mr. Phillips resigned as Chief Legal Officer, effective on December 18, 2020, and provided transitional services through January 8, 2021. Mr. Phillips’ resignation did not constitute a termination without cause or for good reason and he did not receive the severance payments and benefits described above.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2020.

	Option Awards(1)(2)
	Number of Securities Underlying
Name	Vesting Start Date		Unexercised Options Exercisable (#)	Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date
N. Anthony Coles, M.D.(5)	11/27/2018		1,615,842	1,486,575	3.50	12/24/2028
	11/27/2018		538,613	495,525	10.28	12/24/2028
	10/28/2020	(3)	—	196,335	9.88	10/28/2030
John Renger, Ph.D.	4/8/2019		200,364	280,511	3.50	4/02/2029
	4/8/2019		66,787	93,504	10.28	4/02/2029
	10/28/2020	(3)	—	117,801	9.88	10/28/2030
Kathleen Tregoning, M.A.	7/29/2020		—	258,232	10.05	7/29/2030
	7/29/2020		—	86,077	14.44	7/29/2030
	12/4/2020	(4)	—	78,229	15.45	12/4/2030
Bryan Phillips, J.D.	1/2/2020	(5)	—	349,022	4.92	2/19/2030
	1/2/2020	(5)	—	116,340	14.44	2/19/2030

(1)

Unless otherwise noted, shares of stock subject to option awards will vest, if at all, as follows: 25% of the shares subject to the option will vest on the first anniversary of the vesting start date, with the remaining 75% of the shares subject to the option to vest ratably in 36 equal monthly installments thereafter (rounded down to the nearest whole number of shares on each such date) until the award fully vests upon the fourth anniversary of the vesting start date, subject to the named executive officer’s continued service.

(2)

With respect to awards granted prior to the consummation of the Business Combination Transaction (as such term is defined in the Annual Report), vesting of the option awards granted to each of the named executive officers accelerates upon the consummation of a sale event. In addition, Dr. Coles’ awards provide that if he is terminated by us without cause or resigns for good reason, then the number of stock options that would have vested during the twelve (12) month period following such termination of employment will become vested as of the date of such termination of employment.

(3)	This award vests with respect to 50% of the option on the second anniversary of the vesting start date, with the remainder vesting in two equal installments thereafter.
(4)	Represents an additional portion of Ms. Tregoning’s new hire equity grant.
(5)

Mr. Phillips resigned as Chief Legal Officer, effective on December 18, 2020, and provided transitional services through January 8, 2021. The portion of this option award that was unvested as of the conclusion of Mr. Phillips’ transitional services was forfeited and became void.

Other Compensation Arrangements

Severance Policy

We maintain a Severance Benefits Policy for Specified C-Suite Executives, or the Severance Policy, under which each senior executive officer that directly reports to our Chief Executive Officer other than on a temporary basis, or an Eligible Employee, is eligible to receive cash, equity acceleration and benefit continuation severance benefits.

Under the Severance Policy, if an Eligible Employee’s employment is terminated by us for a reason other than cause, death or disability, or resigns for good reason within the period that begins three months prior to the occurrence of the first event constituting a sale event and ends on the first anniversary of such event (as such terms are defined in the Severance Policy), then, subject to a release requirement, the Eligible Employee will be entitled to receive the following severance benefits:

•

an amount equal to the sum of 12 months of such Eligible Employee’s base salary and target bonus in the year the termination of employment occurs, payable in 12 equal monthly installments following such termination;

•	acceleration of the vesting of such Eligible Employee’s outstanding time-based vesting equity awards; and

•

payment continued health coverage required under applicable law for the Eligible Employee and any eligible dependents that were covered under the Company’s health care plans immediately prior to the termination date for up to 12 months.

Indemnification Agreements

We entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits established by the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, or the Code. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. We match each participant’s contribution up to a maximum of 6% of their eligible compensation. Our 401(k) plan is intended to be qualified under Section 401(a) of the Code with our 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our health and welfare plans that are generally available to all of our employees, including medical, dental and vision benefits, short-term and long-term disability insurance and life insurance.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily because our compensation programs are designed to create a greater focus on long-term value creation while balancing the need to meet shorter-term goals. The framework and goals of our annual performance-based incentive plan are consistent for all employees with a maximum cap for all payouts. Furthermore, all compensation decisions for our executive officers are approved by our compensation committee.

In addition, our compensation committee is responsible for reviewing and approving the design, goals and payouts under our annual bonus plan and equity incentive program for our executive officers. Our compensation committee directly engages an independent compensation consultant who advises on market competitive and best practices, as well as any potential risks related to our compensation programs. This includes pay mix, compensation vehicles, pay for performance alignment, performance measures and goals, payout maximums, vesting periods and compensation committee oversight and independence. Based on all the factors mentioned, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

Retainers, Meeting Fees and Expenses

Dr. Coles, our Chief Executive Officer, does not receive any compensation from us for his services on our board of directors as Chairperson. Dr. Coles’ compensation during fiscal year 2020, for his service as Executive Chairperson and then as Chief Executive Officer, is set forth above in “Executive and Director Compensation—2020 Summary Compensation Table.” Each of our remaining non-employee directors is eligible to receive any of the following forms of compensation, as applicable, under our non-employee director compensation policy.

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy, as amended as of the date of this proxy statement, each non-employee director will receive an annual retainer of $50,000, an additional annual retainer of $25,000 for serving as the lead independent director and an additional $7,500 annual retainer for serving on the audit, compensation, nominating and corporate governance or science and technology committee (or a $15,000 annual retainer for serving as the chair of each such committee), to be paid quarterly in arrears and prorated based on the number of actual days served on the board of directors or applicable committee. In addition, each non-employee director will receive, on the date of our annual meeting of stockholders, an annual grant of a stock option with a grant date fair value, determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under ASC 718, equal to $428,000, that vests in full on the earlier of the one-year anniversary of the grant date or the next annual meeting of stockholders, and each new non-employee director will receive a stock option with a grant date fair value equal to $642,000, vesting in 36 monthly installments through the third anniversary of the grant date. The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period shall not exceed $750,000 (or $1,000,000 for the calendar year in which the non-employee director is initially elected or appointed to the board of directors).

2020 Non-Employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director of our board of directors during fiscal year 2020.

Name	Fees Paid or Earned in Cash ($)(1)	Total ($)
Morris Birnbaum, M.D., Ph.D.	10,156	10,156
Marijn Dekkers, Ph.D.(2)	65,000	65,000
Doug Giordano, M.B.A.	11,481	11,481
Christopher Gordon, M.B.A.	11,481	11,481
Adam Koppel, M.D., Ph.D.	11,481	11,481
Norbert Riedel, Ph.D.(3)	76,916	76,916
Gabrielle Sulzberger, J.D., M.B.A.(4)	66,325	66,325
Ruth McKernan, Ph.D.(5)	4,375	4,375

(1)	Amounts reflected cash retainers prorated for services following the Business Combination Transaction.
(2)	As of December 31, 2020, Dr. Dekkers held 14,270 unvested restricted stock units.
(3)	As of December 31, 2020, Dr. Riedel held 28,540 unvested restricted stock units.
(4)	As of December 31, 2020, Ms. Sulzberger held 28,540 unvested restricted stock units.
(5)

Dr. McKernan joined our board of directors on December 4, 2020, and her cash retainer and fees were prorated based on her service during 2020. In connection with her appointment, in accordance with the non-employee director compensation policy, Dr. McKernan was awarded an initial grant of 80,945 stock options. However, although this grant was deemed to be granted in respect of Dr. McKernan’s commencement of service in 2020, this grant was not effective until January 4, 2021, the first trading day of the following month, and accordingly, will be reflected in the non-employee director compensation table for 2021. These options vest and become exercisable in thirty-six (36) monthly installments over three (3) years and are subject to full acceleration upon the occurrence of a change in control (as such term is defined in the 2020 Plan).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 15, 2021 for each of our named executive officers, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of March 15, 2021. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of March 15, 2021 or subject to restricted stock units that vest within 60 days of March 15, 2021 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, MA 02141. The percentage of beneficial ownership of our shares of common stock is calculated based on 127,277,270 shares of common stock outstanding as of March 15, 2021.

Name and Address of Beneficial Owners	Number of Shares	%
N. Anthony Coles, M.D.(1)	2,499,167	2.0%
Mark Bodenrader(1)	30,699	*
Kenneth DiPietro(2)	229,714	*
Bryan Phillips, J.D.(1)	116,340	*
John Renger, Ph.D.(1)	333,939	*
Raymond Sanchez, M.D.(1)	434,337	*
Kathleen Tregoning, M.A.	—	—
Kathy Yi, M.B.A.(1)	272,537	*
Deborah Baron, M.B.A.	—	—
Morris Birnbaum, M.D., Ph.D.	—	—
Marijn Dekkers, Ph.D.(4)	661,890	*
Doug Giordano, M.B.A.	—	—
Christopher Gordon, M.B.A.(5)	—	—
Adam Koppel, M.D., Ph.D.(6)	—	—
Ruth McKernan, Ph.D., CBE, FMedSci(1)	8,993	*
Deval Patrick, J.D.(1)	7,532	*
Norbert Riedel, Ph.D.(3)	28,540	*
Gabrielle Sulzberger, J.D., M.B.A.(3)	14,270	*

All directors and officers as a group (17 persons)	4,521,618	3.6%
Five Percent Holders:
BC Perception Holdings, LP(7)	60,632,356	47.6%
Pfizer Inc.(8)	27,349,211	21.5%

*	Less than 1%
(1)	Consists solely of options exercisable within 60 days of March 15, 2021.
(2)	Consists of (i) 215,444 options exercisable within 60 days of March 15, 2021 and (ii) 14,270 shares of common stock.

(3)	Consists solely of shares of common stock.
(4)

Consists of 28,540 shares of common stock held directly by Dr. Dekkers and 633,350 shares of common stock held by Novalis LifeSciences Investments I, L.P., or Novalis LifeSciences. Dr. Dekkers, the Manager of the general partner of Novalis LifeSciences, has sole voting and dispositive power over the shares held by Novalis LifeSciences and, as a result, may be deemed to share beneficial ownership of the shares held by Novalis LifeSciences. The address of Novalis LifeSciences is 1 Liberty Lane E, Suite 100, Hampton, New Hampshire 03842.

(5)

Does not include shares of common stock held by BC Perception Holdings, LP, or Bain Investor. Mr. Gordon, who is a member of our board of directors, is a managing director of Bain Capital Investors, LLC, or BCI, the ultimate general partner of Bain Investor, and as a result, and by virtue of the relationships described in footnote 7 below, may be deemed to share beneficial ownership of the shares held by Bain Investor. The address for Mr. Gordon is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, MA 02116.

(6)

Does not include shares of common stock held by Bain Investor. Dr. Koppel, who is a member of our board of directors, is a managing director of Bain Capital Life Sciences Investors, LLC, or BCLSI, which is the general partner of Bain Capital Life Sciences Fund, LP, or BCLSF, and, as a result, may be deemed to share beneficial ownership of the shares held by Bain Investor. The address for Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.

(7)

BCI is the ultimate general partner of Bain Investor. As a result, BCI may be deemed to exercise voting and dispositive power with respect to the shares reported in the table above. Voting and investment decisions with respect to securities held by Bain Investor are made by the managing directors of BCI, of whom there are three or more and none of whom individually has the power to direct such decisions. The address of Bain Investor is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(8)

Ms. Baron and Dr. Birnbaum, each of whom is a member of our board of directors, are each employed by Pfizer Inc., or Pfizer. Neither Ms. Baron nor Dr. Birnbaum has voting or dispositive power over the shares held by Pfizer and each of them disclaims beneficial ownership of all such shares. The address of Pfizer is 235 East 42nd Street, New York, New York 10017.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2020 regarding shares of common stock that may be issued under our equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options and vesting of outstanding restricted stock units (#)		Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	12,536,018	(2)	$6.37	13,170,585	(3)(4)
Equity compensation plans not approved by security holders	—		—	—

Total	12,536,018		$6.37	13,170,585

(1)	Includes the Cerevel Therapeutics Holdings, Inc. 2020 Equity Incentive Plan, or the 2020 Plan, and the Cerevel Therapeutics Holdings, Inc. Employee Stock Purchase Plan, or the ESPP.
(2)	Includes 12,464,668 shares of common stock issuable upon the exercise of outstanding stock options and 71,350 shares of common stock issuable upon settlement of outstanding restricted stock units.
(3)	As of December 31, 2020, there were 11,514,661 shares available for grant under the 2020 Plan and 1,655,924 shares available for grants under the ESPP.

(4)

The 2020 Plan provides that the number of shares of common stock reserved and available for issuance under the 2020 Plan shall be cumulatively increased on January 1 of each year. The number of shares of common stock increased each year will be equal to the lesser of: (i) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser amount as determined by our board of directors. The ESPP provides that the number of shares of common stock reserved and available for issuance under the ESPP shall be cumulatively increased on January 1 of each year. The number of shares of common stock increased each year will be equal to the lesser of: (i) 1% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser amount as determined by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation and employment-related arrangements, including those described under the sections entitled “Executive and Director Compensation” in this proxy statement, and the transactions described below, since our inception, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•	we were, or will be, a participant;

•	the amount involved exceeded, or will exceed, $120,000; and

•

in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Terms used but not defined below have the meanings set forth in the Annual Report.

Amended and Restated Registration and Shareholder Rights Agreement

On the Closing Date, Perceptive Shareholders, Jake Bauer, Chad Robins, Todd Wider, Bain Investor and Pfizer entered into an Amended and Restated Registration and Shareholder Rights Agreement, as amended by that certain Waiver, dated as of January 20, 2021, or the Registration and Shareholder Rights Agreement, pursuant to which, among other things, the Perceptive Shareholders, Bain Investor and Pfizer agreed not to effect any sale or distribution of any of our equity securities held by any of them during the lock-up period described therein and will be granted certain registration rights and will be granted certain preemptive rights with respect to their respective shares of common stock, and Bain Investor and Pfizer agree to cast their votes such that our board of directors is constituted as set forth in the Business Combination Agreement and the Registration and Shareholder Rights Agreement and will have certain rights to nominate directors to serve on our board of directors, in each case, on the terms and subject to the conditions therein.

In particular, the Registration and Shareholder Rights Agreement provides for the following registration rights:

•

Demand registration rights. At any time after the Closing Date, we will be required, upon the written request of Bain Investor, Pfizer or the Perceptive Shareholders, or the Sponsor Holders, to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. We are not obligated to effect any demand registration if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period.

•

Shelf registration rights. At any time after the Closing Date, we will be required, upon the written request of any Sponsor Holder, to file a shelf registration statement pursuant to Rule 415 of the Securities Act and use reasonable best efforts to effect the registration of all or a portion of their registrable securities, provided that the Perceptive Shareholders shall be deemed to have given such a request as of the date of the Registration and Shareholder Rights Agreement, Messrs. Bauer, Robins and Wider shall be entitled to include their registrable securities on a shelf registration statement filed in connection with such request and we may satisfy such request by including such registrable securities on the registration statement to be filed in respect of the PIPE Financing. Promptly upon receipt of a shelf registration request, we shall deliver a written notice to all other Sponsor Holders and shall offer each such Sponsor Holder the opportunity to include its registrable securities in such shelf registration statement. At any time we have an effective shelf registration statement with respect to a Sponsor Holder’s registrable securities, such Sponsor Holder may make a written request to effect a public offering, including pursuant to an underwritten shelf takedown, provided that we are not obliged to effect any underwritten shelf takedown if a demand registration or piggyback registration was declared effective or an underwritten shelf takedown was consummated within the preceding 90-day period.

•

Piggyback registration rights. At any time after the Closing Date, if we propose to file a registration statement to register any of our equity securities under the Securities Act or to conduct a public offering, either for our own account or for the account of any other person, subject to certain exceptions, the Sponsor Holders are entitled to include their registrable securities in such registration statement.

•

Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by us and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration and Shareholder Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

•

Registrable securities. Our securities shall cease to be registrable securities when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred pursuant to Rule 144 of the Securities Act or such securities shall have ceased to be outstanding.

•

Lock-up. Notwithstanding the foregoing, each Sponsor Holder and Messrs. Bauer, Robins and Wider shall not transfer any of our securities for 180 days following the Closing Date, subject to certain customary exceptions, and each Sponsor Holder, we and our directors and officers shall, if requested, deliver a customary lock-up agreement in connection with any underwritten public offering, subject to certain customary exceptions.

Moreover, under the Registration and Shareholder Rights Agreement, each of Bain Investor and Pfizer agrees to cast all votes to which such entities are entitled such that our board of directors shall consist of eleven (11) directors, which will be divided into three classes (Class I, II and III) with Class I consisting of three (3) directors and Class II and III each consisting of four (4) directors. For so long as Bain Investor holds an amount of our equity securities that is equal to 50% or more of the amount of securities it held at the Closing, it shall be entitled to nominate four (4) directors, with such right (i) decreasing to three directors at such time when Bain Investor holds equal to or greater than 35% but less than 50% of the amount of securities it held at the Closing; (ii) decreasing to two directors at such time when Bain Investor holds equal to or greater than 20% but less than 35% of the amount of securities it held at the Closing; (iii) decreasing to one director at such time when Bain Investor holds equal to or greater than 5% but less than 20% of the amount of securities it held at the Closing; and (iv) terminating at such time when Bain Investor holds less than 5% of the amount of securities it held at the Closing. For so long as Pfizer holds an amount of our equity securities that is equal to 50% or more of the amount of securities it held at the Closing, it shall be entitled to nominate two directors, with such right (i) decreasing to one director at such time when Pfizer holds equal to or greater than 20% but less than 50% of the amount of securities it held at the Closing; and (ii) terminating at such time when Pfizer holds less than 20% of the amount of securities it held at the Closing. Additionally, for so long as Bain Investor holds an amount of our equity securities that is equal to 60% or more of the amount of securities it held at the Closing, it shall be entitled, with the prior written consent of Pfizer (which consent may not be unreasonably withheld, conditioned or delayed), to nominate two unaffiliated directors to our board of directors. Finally, for so long as Pfizer holds at least 20% of the amount of securities it held at the Closing, Pfizer has the right to designate one non-voting observer to attend each meeting of our board of directors or its committees. As of the date of this proxy statement, Dr. Coles was nominated to serve on our board of directors as our chief executive officer; Ms. Baron and Dr. Birnbaum were nominated to serve on our board of directors by Pfizer; Mr. Gordon, Dr. Koppel, Dr. McKernan and Ms. Sulzberger were nominated to serve on our board of directors by Bain Investor; Drs. Dekkers and Riedel were nominated to serve on our board of directors as unaffiliated directors by Bain Investor, subject to the prior written consent of Pfizer; and Mr. Giordano was nominated to serve on our board of directors as the director mutually agreed by us and Sponsor pursuant to the Business Combination Agreement.

In addition, under the Registration and Shareholder Rights Agreement, in the event that we propose to issue any capital stock, subject to certain customary exceptions, or the New Securities, each Sponsor Holder has the right to purchase, in lieu of the person to whom we proposed to issue such New Securities, its pro rata proportion of such New Securities. Such preemptive rights will terminate on the earlier to occur of the seventh anniversary of the Closing and (i) in the case of Bain Investor, the date on which Bain Investor beneficially owns less than 50% of the amount of securities it held at the Closing, (ii) in the case of Pfizer, the date on which Pfizer beneficially owns less than 50% of the amount of securities it held at the Closing or Bain Investor beneficially owns less than 50% of the amount of securities it held at the Closing and (iii) in the case of the Perceptive Shareholders, the date on which the Perceptive Shareholders beneficially own less than 80% of the amount of securities they held at the Closing or Bain Investor beneficially owns less than 50% of the amount of securities it held at the Closing.

Finally, pursuant to the Registration and Shareholder Rights Agreement, to the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (i) any Sponsor Holder, (ii) any member of our board of directors, non-voting observer or any officer who is not our or any of our subsidiaries’ full-time employee or (iii) any affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Sponsor Holder who is not our or any of our subsidiaries’ full-time employee (any such person listed in (i), (ii) or (iii) being referred to herein as an External Party). Therefore, we will renounce any interest or expectancy in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party.

Funding Agreements

On April 12, 2021 (the “Effective Date”), Cerevel Therapeutics, Inc. (“Cerevel Inc.”), a wholly-owned subsidiary of the Company, entered into a funding agreement with NovaQuest Co-Investment Fund XVI, L.P. (“NovaQuest” and the “NovaQuest Funding Agreement”) and a funding agreement with BC Pinnacle Holdings, LP (“Bain,” the “Bain Funding Agreement” and, together with the NovaQuest Funding Agreement, the “Funding Agreements”), pursuant to which NovaQuest and Bain will provide funding to Cerevel Inc. to support its development of tavapadon for the treatment of Parkinson’s disease.

Bain is an affiliate of Bain Investor, a holder of more than 5% of our outstanding common stock, and is thus considered a related party. The Funding Agreements were reviewed and approved by both a special committee of our board of directors comprised solely of independent and uninterested directors and our audit committee.

Pursuant to the Funding Agreements, Cerevel Inc. will receive up to $62.5 million in funding from each of NovaQuest and Bain, for a combined total of up to $125 million in funding (the “Total Funding Commitment”), of which approximately $31.3 million (25% of the Total Funding Commitment) will be received within 10 business days of the Effective Date, and $37.5 million (30% of the Total Funding Commitment), approximately $31.3 million (25% of the Total Funding Commitment) and $25.0 million (20% of the Total Funding Commitment) will be received on the first, second and third anniversaries of the Effective Date, respectively, subject to certain customary funding conditions.

In return, Cerevel Inc. agreed to pay to NovaQuest and Bain (1) upon approval of tavapadon by the FDA, a combined $187.5 million (1.5x of the Total Funding Commitment) (the “Approval Milestone Payment”), with 50% of the Approval Milestone Payment due within 30 days of FDA approval and 12.5% of the Approval Milestone Payment due on each of the first four anniversaries of FDA approval, (2) upon first reaching certain cumulative U.S. net sales thresholds, certain sales milestone payments and (3) combined tiered, mid-single digit to low-double digit royalties on annual net sales of tavapadon in the U.S.

At the time that NovaQuest and Bain collectively receive an aggregate of approximately $531.3 million (4.25x of the Total Funding Commitment), Cerevel Inc.’s payment obligations under the Funding Agreements will be fully satisfied. Cerevel Inc. has the option to satisfy its payment obligations to NovaQuest and Bain upon the earlier of FDA approval or May 1, 2025 by paying an amount equal to the Total Funding Commitment multiplied by a certain factor (which will initially be 3.00x and will increase over time to a maximum of 4.25x), less amounts previously paid to NovaQuest and Bain.

During the term of the Funding Agreements, Cerevel Inc. will use commercially reasonable efforts to develop and commercialize tavapadon in the United States, except that, upon the occurrence of certain significant safety, efficacy and regulatory technical failures of the program (each, a “Technical Failure”), Cerevel Inc. will have the right to terminate the development of tavapadon and, upon such termination, will not be obligated to make any payments to NovaQuest and Bain. If Cerevel Inc. suspends or terminates the development of tavapadon or fails to perform certain diligence obligations for any reason other than a Technical Failure, Cerevel Inc. will pay NovaQuest and Bain a combined amount equal to the total amount funded by NovaQuest and Bain up to the date of termination, plus 12% interest compounded annually.

Cerevel Inc. will grant NovaQuest and Bain a security interest in the assets material to the development and commercialization of tavapadon in the U.S., provided that Cerevel Inc. will be permitted to incur certain indebtedness and NovaQuest and Bain will agree to customary subordination in connection therewith. The Funding Agreements also include customary representations and warranties and covenants.

Certain Relationships and Related Person Transactions—ARYA

Class B Ordinary Shares

On March 2, 2020, the Sponsor paid $25,000 to cover certain offering costs of ARYA in consideration of 3,593,750 Class B ordinary shares. On June 4, 2020, ARYA effected share capitalization resulting in the initial shareholders holding 3,737,500 Class B ordinary shares. All shares and the associated amounts have been retroactively restated to reflect the share capitalization. The Sponsor has agreed to forfeit up to 487,500 Class B ordinary shares to the extent that the over-allotment option was not exercised in full by the underwriters in the initial public offering. The forfeiture would have been adjusted to the extent that the over-allotment option was not exercised in full by the underwriters in the initial public offering so that the Class B ordinary shares would represent 20.0% of ARYA’s issued and outstanding ordinary shares (excluding the private placement shares and assuming the initial shareholders did not purchase any units in the initial public offering) after the initial public offering. On June 9, 2020, the underwriters in the initial public offering exercised their over-allotment option; thus, these Class B ordinary shares were no longer subject to forfeiture.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Class B ordinary shares until the earlier to occur of: (A) one year after the completion of an initial business combination and (B) subsequent to the initial business combination, (x) if the closing price of ARYA’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which ARYA completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property. This restriction was amended and restated upon the signing of the Registration and Shareholder Rights Agreement.

Private Placement Units

Simultaneously with the closing of the initial public offering, the Sponsor purchased an aggregate of 499,000 private placement units at a price of $10.00 per private placement unit in a private placement, generating gross proceeds of approximately $5.0 million.

The private placement units (including the private placement shares, the private placement warrants (as defined below) and Class A ordinary shares issuable upon exercise of such warrants) will not be transferable or salable until 30 days after the completion of an initial business combination.

Each whole private placement warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. The proceeds from the private placement units were added to the proceeds from the initial public offering held in the Trust Account. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Related Party Loans

On March 2, 2020, Sponsor agreed to loan ARYA an aggregate of up to $300,000 to cover expenses related to ARYA’s initial public offering pursuant to a promissory note, or the Note. This loan was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the initial public offering. Sponsor paid an aggregate of approximately $250,000 to cover for expenses on ARYA’s behalf under the Note. On June 8, 2020, ARYA repaid the Note in full.

Administrative Services Agreement

Effective June 4, 2020, ARYA entered into an agreement to pay monthly expenses of $10,000 for office space, administrative services and support services to Sponsor. The agreement terminates upon the earlier of the completion of a business combination or the liquidation of ARYA. ARYA incurred approximately $39,000 in general and administrative expenses for the period from February 20, 2020 (inception) through September 30, 2020 pursuant to this agreement. As of October 27, 2020, ARYA completed the Business Combination and at that time ceased paying administrative support fees.

ARYA Registration and Shareholder Rights Agreement

ARYA has previously entered into a registration and shareholder rights agreement pursuant to which its initial shareholders and their permitted transferees, if any, were entitled to certain registration rights with respect to the private placement units, the private placement shares, the private placement warrants, the securities issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares. This agreement was amended and restated upon the signing of the Registration and Shareholder Rights Agreement.

PIPE Financing

At Closing, Perceptive PIPE Investor purchased $30,000,000 of our common stock in a private placement. The funds from such private placement were used as part of the consideration to our equityholders in connection with the Business Combination.

Certain Relationships and Related Person Transactions—Cerevel

Pfizer License Agreement

On August 13, 2018, Cerevel entered into the Pfizer License Agreement with Pfizer, a holder of 5% or more of its capital stock, pursuant to which Cerevel was granted an exclusive, sublicensable, worldwide license under certain Pfizer patent rights, and a non-exclusive, sublicensable, worldwide license under certain Pfizer know-how, to develop, manufacture and commercialize certain compounds and products, which currently constitute the entirety of its asset portfolio, subject to the terms and conditions of the Pfizer License Agreement. See the section entitled “Business—Pfizer License Agreement” in the Annual Report for additional details on the Pfizer License Agreement.

As partial consideration for the licensed assets, Cerevel issued Pfizer 3,833,333.33 shares of Series A-2 Preferred Stock with an estimated fair value of $100.4 million, or $26.20 per share. See the section entitled “—Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A Common Stock Financing” below. Cerevel also reimbursed $11.0 million of direct expenses related to the Pfizer License Agreement, bringing the total initial consideration to $111.4 million.

Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A Common Stock Financing

On August 13, 2018, in connection with the Pfizer License Agreement, Cerevel entered into the Stock Purchase Agreement pursuant to which Cerevel sold (i) Bain Investor an aggregate of (x) 6,900,000 shares of Series A-1 Preferred Stock at a purchase price of $10.00 per share and (y) 4,600,000 shares of Series A Common Stock at a purchase price of $10.00 per share, and (ii) Pfizer 3,833,333.33 shares of Series A-2 Preferred Stock in consideration for the transactions contemplated by the Pfizer License Agreement (see the section entitled “—Pfizer License Agreement” above). In July 2019, Cerevel issued and sold an aggregate of 3,450 shares of its Series A-1 Preferred Stock and 2,300 shares of its Series A Common Stock to Bain Investor at a purchase price of $10.00 per share, for aggregate consideration of $57,500. In December 2019, Cerevel issued and sold an aggregate of 4,204,075 shares of Series A-1 Preferred Stock and 1,795,925 shares of Series A Common Stock to Bain Investor at a purchase price of $10.00 per share, for aggregate consideration of $60.0 million. In July 2020, Cerevel issued and sold an aggregate of 1,750,000 shares of Series A-1 Preferred Stock and 750,000 shares of Series A Common Stock to Bain Investor at a purchase price of $10.00 per share, for aggregate consideration of $25.0 million.

Upon the closing of the Business Combination Transaction, Pfizer’s 3,833,333.33 shares of Series A-2 Preferred Stock were converted into 26,149,211 shares of common stock after giving effect to the anti-dilution protections and the Exchange Ratio established by the Business Combination and Bain Investors’ Series A-1 Preferred Stock and Series A-1 Common Stock were converted into 52,461,943 shares of Common Stock after giving effect to the exchange feature that was redeemed related to the July Additional Financing Shares and the Exchange Ratio established in the Business Combination.

Stock Purchase Agreement

The Stock Purchase Agreement that Cerevel entered into in connection with its initial financing provided, among other things, that:

•

if Cerevel has not received $350.0 million in aggregate gross cash proceeds in exchange for equity interests, which such amount includes the proceeds received in the initial financing, subsequent financings and from this transaction and is referred to as the Financing Threshold, by September 24, 2022, Bain Investor shall be required to purchase that amount of shares of its common stock such that the Financing Threshold is met;

•

at any time prior to the Financing Threshold having been met, its cash balance is equal to or less than $10.0 million, Bain Investor shall be required to purchase an amount of additional shares of its Series A-1 Preferred Stock and Series A Common Stock that allows Cerevel to maintain a reasonable level of cash to fund its operations in accordance with the previously agreed development plan for at least six months; and

•

until the time the Financing Threshold is met, Bain Investor has the right to purchase up to that amount of shares of Series A-1 Preferred Stock and Series A Common Stock at a purchase price of $10.00 per share that results in the Financing Threshold having been met.

Pursuant to the Business Combination Agreement, Cerevel, Bain Investor and Pfizer terminated the Stock Purchase Agreement at the Closing.

Stockholders’ Agreement

In connection with its initial financing, Cerevel entered into a stockholders’ agreement with Bain Investor and Pfizer, or the Stockholders’ Agreement. The Stockholders’ Agreement, among other things, provided for the appointment of Cerevel directors by Bain Investor and Pfizer and certain waivers of the doctrine of corporate opportunity. Pursuant to the Business Combination Agreement, Cerevel, Bain Investor and Pfizer terminated the Stockholders’ Agreement at the Closing.

Registration Rights Agreement

In connection with the initial financing, Cerevel entered into a registration rights agreement with Bain Investor and Pfizer, or the Registration Rights Agreement. The Registration Rights Agreement provided certain registration rights to Bain Investor and Pfizer. Pursuant to the Business Combination Agreement, Cerevel, Bain Investor and Pfizer terminated the Registration Rights Agreement at the Closing.

Management Agreement

In connection with the initial financing, Cerevel entered into a management agreement, or the Management Agreement, with Bain Capital Private Equity, LP and Bain Capital Life Sciences, LP, which are entities related to Bain Investor. The Management Agreement, among other things:

•	obligated Cerevel to pay such entities a non-refundable quarterly fee of $250,000; and

•

obligated Cerevel to pay such entities, in the aggregate, a $5.0 million fee upon the completion of a qualified public offering or change of control transaction, less any quarterly fees previously paid to such entities.

Cerevel paid the remaining approximately $3.0 million of management fees payable under the Management Agreement upon the closing of the Business Combination. No additional fees shall be payable pursuant to the Management Agreement following the closing of the Business Combination. Following the Closing of the Business Combination, New Cerevel entered into a new management agreement with Bain Capital Private Equity, LP and Bain Capital Life Sciences, LP providing for the expense reimbursement and indemnification of such entities.

Consulting Agreement

Prior to his joining Cerevel as its Chief Human Resources Officer, Cerevel was party to a consulting agreement with Ken DiPietro pursuant to which Cerevel paid Mr. DiPietro approximately $250,000 in fees for services and expense reimbursement and granted him 5,000 options to purchase its common stock in consideration for human resources planning services. Such consulting agreement terminated automatically once Mr. DiPietro joined Cerevel as an employee in April 2019.

Policies and Procedures for Related Person Transactions

Our written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related person transactions.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the board of directors (the “Board”) of Cerevel Therapeutics Holdings, Inc. (the “Company”). The audit committee currently consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated each member of the audit committee as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2020 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Gabrielle Sulzberger
Doug Giordano
Norbert Riedel

April 28, 2021

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP, independent registered public accounting firm, has been selected by the audit committee as auditors for the Company for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as the independent registered public accounting firm for the Company since 2019. A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of Ernst & Young LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether to retain Ernst & Young LLP, but still may retain this firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2020 and 2019.

Fee Category	Year ended December 31, 2020	Year ended December 31, 2019
Audit Fees(1)	$1,548,027	$869,962
Tax Fees(2)	18,200	10,000
All Other Fees(3)	2,000	2,000

Total	$1,568,227	$881,692

(1)

“Audit Fees” consist of fees for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements. The audit fees incurred also include fees relating to services performed in connection with our securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)	“Tax Fees” consist of fees billed for professional services, including permissible tax compliance, tax planning and tax advice.
(3)	“All Other Fees” consist of fees for accounting research software.

Pre-Approval Policies and Procedures

The Company’s audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR PROXY CARD)

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our by-laws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Secretary at Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our by-laws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 29, 2021. Such proposals must be delivered to our Secretary at Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also access any document the Company files with the SEC on our website at www.cerevel.com under the “Investors & Media” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 28, 2021. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

ANNUAL REPORT

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report as filed with the SEC. Requests for such copies should be addressed to:

Cerevel Therapeutics Holdings, Inc.

222 Jacobs Street, Suite 200

Cambridge, Massachusetts 02141

(844) 304-2048

Attention: Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Cerevel Therapeutics Holdings, Inc., 222 Jacobs Street, Suite 200, Cambridge, Massachusetts 02141, (844) 304-2048, Attention: Secretary. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS

The board of directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CERE Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-362-3908 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/CERE Cerevel Therapeutics Holdings, Inc. Annual Meeting of Stockholders For stockholders of record on April 12, 2021 TIME: Thursday, June 10, 2021 09:00 AM, Eastern Time PLACE: Annual Meeting to be held virtually via the Internet -please visit www.proxydocs.com/CERE for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints N. Anthony Coles, Kathy Yi and Mark Bodenrader (the “Named Proxies”), and each or any, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Cerevel Therapeutics Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cerevel Therapeutics Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of three Class I director nominees. FOR WITHHOLD 1.01 N. Anthony Coles FOR #P2# #P2# 1.02 Morris Birnbaum FOR #P3# #P3# 1.03 Christopher Gordon FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting FOR firm. #P5# #P5# #P5# You must register to attend the meeting online and/or participate at www.proxydocs.com/CERE Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date